                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated January 13, 1999, in the Registration Statement (Form S-1) and related
Prospectus of Marimba, Inc. for the registration of      shares of its common
stock.

                                      /s/ Ernst & Young LLP
Palo Alto, California
February 11, 1999